EXHIBIT 4.35

                      SERIES B CONVERTIBLE PREFERRED STOCK
                             SUBSCRIPTION AGREEMENT

                          DATED AS OF FEBRUARY 3, 2006

                                 BY AND BETWEEN

                         REALITY WIRELESS NETWORKS, INC.

                                       AND

                                 STEPHEN CAREAGA



THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR THE SECURITIES COMMISSION OF ANY STATE, NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SERIES B CONVERTIBLE PREFERRED STOCK SUBSCRIPTION AGREEMENT OR ITS EXHIBITS OR SCHEDULES (THE "PURCHASE AGREEMENT"). ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE PURCHASE OF THE SECURITIES OFFERED HEREBY AND DESCRIBED IN THIS SUBSCRIPTION AGREEMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" SET FORTH IN THE MEMORANDUM TO WHICH THIS SUBSCRIPTION AGREEMENT IS ATTACHED. THE PROSPECTIVE INVESTOR SHOULD CAREFULLY READ THIS SUBSCRIPTION AGREEMENT AND THE MEMORANDUM IN ORDER TO EVALUATE THE RISKS INVOLVED IN LIGHT OF THE INVESTOR'S INVESTMENT OBJECTIVES AND FINANCIAL RESOURCES. IN MAKING AN INVESTMENT DECISION, THE PROSPECTIVE INVESTOR MUST RELY ON HIS OR HER OWN EVALUATION OF THE COMPANY, THE SECURITIES OFFERED HEREBY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THIS SUBSCRIPTION AGREEMENT AND ASSOCIATED OR SUPPLEMENTAL DOCUMENTS (COLLECTIVELY, THE "INVESTMENT DOCUMENTS") CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT") AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE COMPANY'S ACTUAL RESULTS AND ACTIVITIES COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS DESCRIBED HEREIN AND OTHER FACTORS INCLUDED ELSEWHERE IN THE INVESTMENT DOCUMENTS.

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NO REPRESENTATIONS, WARRANTIES, OR ASSURANCES OF ANY KIND ARE MADE OR SHOULD BE
INFERRED WITH RESPECT TO THE ECONOMIC RETURN OR THE TAX CONSEQUENCES WHICH MAY BE REALIZED BY A PURCHASER OF THE UNITS OFFERED HEREBY. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THESE INVESTMENT DOCUMENTS OR ANY COMMUNICATIONS, WHETHER WRITTEN OR ORAL, FROM THE COMPANY OR ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, AS PROVISION OF LEGAL, TAX, ACCOUNTING OR OTHER EXPERT ADVICE. THE PROSPECTIVE INVESTOR SHOULD CONSULT THEIR COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ACCOUNTING AND RELATED MATTERS CONCERNING HIS OR HER INVESTMENT IN THE SECURITIES OFFERED HEREBY.

THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK ARE BEING OFFERED PURSUANT TO AND EXEMPTION TO THE REGISTRATION REQUIREMENTS AS PROMULGATED UNDER SECTION 4(2) AND RULE 506 UNDER THE SECURITIES ACT ONLY TO ACCREDITED INVESTORS WHO ARE CAPABLE OF BEARING THE ECONOMIC RISKS OF THIS INVESTMENT, INCLUDING THE RISK OF LOSING THEIR ENTIRE ORIGINAL INVESTMENT AND WHO, INDIVIDUALLY OR THROUGH A PURCHASER REPRESENTATIVE, HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT THEY ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THESE SECURITIES.

THE SECURITIES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE PROSPECTIVE INVESTOR IS ENCOURAGED TO AVAIL ITSELF OF THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE COMPANY CONCERNING ITS BUSINESS OPERATIONS, THE TERMS AND CONDITIONS OF THIS OFFERING, AND TO OBTAIN ADDITIONAL INFORMATION, TO THE EXTENT THAT IT IS POSSESSED OR OBTAINABLE WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION IN THIS PURCHASE AGREEMENT. ANY PROSPECTIVE INVESTORS HAVING ANY QUESTIONS REGARDING THIS OFFERING OR DESIRING ANY ADDITIONAL INFORMATION OR DOCUMENTS TO VERIFY OR SUPPLEMENT THE INFORMATION CONTAINED HEREIN SHOULD CONTACT STEVE CAREAGA, AND OR COUNSEL TO THE COMPANY AT REALITY WIRELESS NETWORKS, INC., 4916 POINT FOSDICK DRIVE, SUITE 102, GIG HARBOR, WA 98335 OR THE OTTO LAW GROUP, PLLC, 601 UNION SQUARE, SUITER 4500, SEATTLE, WA, 98101, RESPECTIVELY.


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

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS SUBSCRIPTION AGREEMENT, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR IN THE DOCUMENTS FURNISHED BY THE COMPANY AS CONTEMPLATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OR ON BEHALF OF THE COMPANY. THE DELIVERY OF THIS SUBSCRIPTION AGREEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

THE DISTRIBUTION OF THIS SUBSCRIPTION AGREEMENT AND MEMORANDUM AND THE OFFERING OF THE SECURITIES OFFERED THEREBY IN CERTAIN JURISDICTIONS MAY BE RESTRICTED BY LAW. PERSONS INTO WHOSE POSSESSION THIS SUBSCRIPTION AGREEMENT COMES ARE REQUIRED BY THE COMPANY TO INFORM THEMSELVES ABOUT AND OBSERVE ANY SUCH RESTRICTIONS. THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT LAWFUL, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO.

NO ACTION HAS BEEN OR WILL BE TAKEN BY THE COMPANY THAT WOULD PERMIT A PUBLIC OFFERING OF THE SECURITIES OFFERED HEREBY OR THE CIRCULATION OR DISTRIBUTION OF THIS SUBSCRIPTION AGREEMENT OR ANY OFFERING MATERIAL IN RELATION TO THE SECURITIES OFFERED HEREBY IN ANY COUNTRY OR JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED.

THIS SUBSCRIPTION AGREEMENT AND MEMORANDUM HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF PROSPECTIVE INVESTORS INTERESTED IN THE PROPOSED PRIVATE PLACEMENT OF THE SHARES OF SERIES CONVERTIBLE PREFERRED STOCK AND CONSTITUTES AN OFFER ONLY IF THE NAME OF THE PROSPECTIVE INVESTOR APPEARS IN THE APPROPRIATE SPACE PROVIDED IN THE HEADING TO THIS DOCUMENT. DISTRIBUTION OF THIS SUBSCRIPTION AGREEMENT OR THE MEMORANDUM TO ANY PERSON OTHER THAN SUCH PROSPECTIVE INVESTOR AND THOSE PERSONS RETAINED TO ADVISE SUCH PROSPECTIVE INVESTOR WITH RESPECT THERETO IS UNAUTHORIZED, AND ANY REPRODUCTION OF THIS SUBSCRIPTION AGREEMENT OR THE MEMORANDUM, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF REALITY WIRELESS NETWORKS, INC., IS PROHIBITED.

                      SERIES B CONVERTIBLE PREFERRED STOCK
                             SUBSCRIPTION AGREEMENT

         THIS SERIES B CONVERTIBLE PREFERRED STOCK SUBSCRIPTION AGREEMENT (the "Agreement") is made as of the 3rd day of February 2006, by and between Reality Wireless Networks, Inc., a Nevada corporation (the "Company"), and Steve Careaga (the "Investor"):

         WHEREAS, the Investor has served as Chief Executive Officer, Principal Financial Officer, and has served on the Board of Directors since February of 2004; and

         WHEREAS, in his capacity as Chief Executive Officer and Principal Financial Officer, and for his service on the Board of Directors since February of 2004, the Investor has deferred substantially all of the compensation that the Investor earned for these services commencing in 2004; and

         WHEREAS, the Investor desires, as payment in full for such deferred compensation, to purchase, and the company desires to sell and issue to the Investor in exchange for cancellation of the deferred compensation, shares of the Company's Series B Convertible Preferred Stock.

         NOW, THEREFORE, in consideration of the foregoing premises and for other food and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Purchase and Sale of Preferred Shares.

                  a. Certificate of Designation. The Company shall adopt and file with the Secretary of State of the State of Nevada the Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock of the Company (the "Certificate of Designation") substantially in the form attached hereto as Appendix A.

                  b. Sale of Preferred Shares. Upon the terms and subject to the terms and conditions hereof, the Investor agrees to purchase and the Company agrees to issue, sell, transfer and deliver to the Investor all right, title and interest in and to 1,050,000 shares of Series B Convertible Preferred Stock (the "Preferred Shares"), free and clear of all liens, security interests, claims and encumbrances of any nature whatsoever created by or on account of the Company. The Preferred Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended Certificate of Designation. The Company will authorize the issuance and reservation of shares of its common stock ("Common Stock") upon and for the total amount of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares").

                  c. Purchase Price. The purchase price payable by the Investor to the Company for the Preferred Shares shall be $0.08 per share or an aggregate of one hundred fifty-seven thousand dollars ($157,000.00) (the "Purchase Price"), which the Company and the Investor acknowledge has been paid in deferred salary.

                  d. Delivery of Preferred Shares. Promptly after Closing, the Company shall issue instructions to its transfer agent to issue and deliver a certificate representing the number of shares of Preferred Shares to which the Investor has subscribed to the address provided by the Investor herein.

                  e. Termination. This Offering will continue through February 15, 2006 (the "Offering Termination Date").

                  f. Closings. The Offering shall close upon execution of this Agreement (the "Closing"). The consummation of the purchase and sale of the Preferred Shares contemplated by this Agreement shall take place at The Otto Law Group, PLLC, 601 Union Street, Suite 4500, Seattle, Washington 98101, upon receipt of subscriptions acceptable by the Company; provided, however, that all Closings shall take place no later than the Offering Termination Date. Upon Closing, the Company shall deliver to the Investor a certificate representing the Preferred Shares in accordance with paragraph (b) above, against delivery to the Company by the Investor of the Purchase Price, a fully completed Statement of Accredited Investor attached as Memorandum as Appendix B and an original, executed signature page of this Agreement. Execution and delivery of this Agreement and the other documents to be delivered at Closing may be by facsimile transmission.

                  g. [Omitted]

                  h. Binding and Enforceable. This Subscription Agreement will be binding upon and enforceable against the Company only when countersigned by an authorized agent of the Company and delivered to Investor.

                  i. No Antidilution Provision. The Investor acknowledges that this Agreement does not provide any antidilution protection either prior to or following the conversion from Preferred Shares to shares of common stock in the Company.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

                  a. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to carry on its business as now conducted. The Company is duly qualified to transact business, and is in good standing, in each U.S. jurisdiction in which the failure to so qualify would have a material adverse effect on its business.

                  b. Capitalization. The authorized capital of the Company consists of 500,000,000 shares of common stock and 100,000,000 shares of preferred stock. Immediately prior to the Offering, approximately 498,140,212 shares of Common Stock are issued and outstanding, and no shares of preferred stock are issued and outstanding.

                  c. Authorization. All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Preferred Shares being sold hereunder, to the extent that the foregoing requires performance on or prior to the Closing, has been taken or will be taken on or prior to the Closing, and the Company has all requisite power and authority to enter into this Agreement.

         3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

                  a. Organization; Good Standing; Power and Authority; Binding Obligation. The Investor has full power and authority to enter into this Agreement, and, if the Investor is a corporation (i) such Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to carry on its business as now conducted, and (ii) all action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Investor hereunder, including, without limitation, the payment of the purchase price for the Preferred Shares being sold such Investor hereunder has been taken, and the Investor has all requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the Company, constitutes the Investor's valid and legally binding obligation enforceable against the Investor in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights of indemnification.

                  b. Purchase Entirely for Own Account. The Preferred Shares and shares of Common Stock underlying the Preferred Shares (the "Conversion Shares") to be purchased by Investor hereunder will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Investor has no present intention of selling, granting any participation in, or otherwise distributing the Preferred Shares or Conversion Shares. Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to the Preferred Shares or the Conversion Shares. The Investor has not construed the contents of this Agreement, or any additional agreement with respect to the proposed investment in the Preferred Shares or any prior or subsequent communications from the Company, or any of its officers, employees or representatives, as investment, tax or legal advice or as information necessarily applicable to such Investor's particular financial situation. The Investor has consulted its own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning his investment in the Preferred Shares and Conversion Shares.

                  c. Disclosure. Investor has received or reviewed all the information which such Investor has requested for the purposes of determining the merits of the Preferred Shares as an investment. Investor has read and understands the Risk Factors and other information presented in the Memorandum and the Company's publicly-available filings with the SEC. The Investor

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

acknowledges that the Memorandum and the Company's publicly-available filings with the SEC contain a discussion of certain financial and other developments which have occurred since the date of the last audited financial statements provided to the Investor (the "Audited Financials"), the effects of which are not reflected in the Audited Financials and which may have a material adverse effect on the Company and its respective business, financial conditions and results of operations.

                  The Investor has had an opportunity to ask questions and receive answers from the Company regarding the Company and its respective business, operations and financial condition and the terms and conditions of this offering of Preferred Shares, and answers have been provided to the Investor's full satisfaction. The Investor has fully reviewed all corporate and governance documents of the Company and such other documents, which the Investor feels is necessary or appropriate prior to purchase of the Preferred Shares, understands all relevant terms and has asked all questions and received answers thereto to the Investor's full satisfaction. If deemed necessary by the Investor, the Investor has consulted with a professional advisor who has provided the Investor with advice concerning terms. THE INVESTOR ACKNOWLEDGES AND AGREES THAT THE PURCHASE OF THE PREFERRED SHARES INVOLVES A HIGH DEGREE OF RISK, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH IN THE MEMORANDUM, AND MAY RESULT IN A LOSS OF THE ENTIRE AMOUNT INVESTED. THE INVESTOR FURTHER ACKNOWLEDGES AND AGREES THAT THERE IS NO ASSURANCE THAT THE COMPANY'S OPERATIONS WILL RESULT IN REVENUES OR BE PROFITABLE.

                  d. Accredited Investor. Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. The information provided by Investor on the Statement of Accredited Investor, attached as Appendix B, is true, correct and complete in all respects. The Investor is capable of bearing the economic risk of an investment in the Preferred Shares, including the possible loss of Investor's entire investment. The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Preferred Shares offered hereby. If other than an individual, the Investor has not been organized solely for the purpose of acquiring the Preferred Shares.

                  e. Restricted Securities. Investor understands that the Preferred Shares being purchased hereunder, as well as the Conversion Shares, are "restricted securities" as defined in the Securities Act, and that under federal and state securities laws the Preferred Shares and Conversion Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Investor is familiar with Rule 144 promulgated by the SEC under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act generally. The Investor also acknowledges that the Preferred Shares and Conversion Shares are subject to significant restrictions on transfer, pledge or hypothecation.

                  f. Legends. It is understood that certificates or other evidence of the Preferred Shares will, and the Conversion Shares may, bear the following legend, as well as any legend required by the laws of any state:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933."

                  g. Consents and Approvals; No Conflict. The execution and delivery of this Agreement by the Investor does not, and the performance of this Agreement by the Investor will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority. The execution, delivery and performance of this Agreement by the Investor does not (i) in the case of any Investor that is not an individual, conflict with or violate the charter or by-laws, partnership or other governing documents of such Investor, or (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Investor.

         4. Covenant of Investor. The Investor hereby covenants with the Company that, without in any way limiting the representations set forth in Section 3 above, Investor shall not make any disposition of all or any portion of the Preferred Shares or Conversion Shares unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or (ii) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, in form and substance satisfactory to the Company, that such disposition will not require registration of Preferred Shares or Conversion Shares, as the case may be, under the Securities Act.

         5. Conditions of Investor's Obligations at Closing. The obligations of the Investor hereunder are subject to, and contingent upon, the fulfillment, on or before each Closing, of each of the following conditions, the waiver of which shall not be effective against the Investor unless consented to in writing by the Investor:

                  a. Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

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

                  b. Performance. The Company shall have performed and complied with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         6. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor hereunder are subject to and contingent upon the fulfillment by the Investor, on or before the Closing, of each of the following conditions:

                  a. Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  b. Payment of Purchase Price by Investors. The Investor shall have delivered to the Company the Purchase Price, in the manner specified in this Agreement.

                  c. Statement of Accredited Investor. The Investor shall have delivered to the Company a Statement of Accredited Investor in the form set forth in Appendix B, and the information provided therein shall be true, correct and complete on and as of the Closing with the same effect as though such information had been provided as of the date of such Closing.

         7. Registration of Conversion Shares.

                  a. Grant of Registration Rights. The Company agrees to assist the Investor in causing common stock into which the Preferred Shares convert to be freely tradable within 365 days of the closing off this agreement, whether through an exemption under Rule 144 of the Securities Act, through registration on Form S-8 other registration statement. Should the Company use a method of registration other than by registration on Form S-8, then subject to the terms and conditions of this Agreement, should the Company undertake to register the common stock into which the Preferred Shares convert, (i) the Company agrees to file a registration statement under the Securities Act covering the Conversion Shares issuable upon exercise of the conversion of the Preferred Shares (the "Registrable Securities"), in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith (referred to herein, together with all amendments thereto and the related prospectus, as amended, a "Registration Statement"); provided, however, that the Company is not obligated to file any Registration Statement until the date which is within one year following the completion of the closing of the purchase and sale of Preferred Shares in this Offering or the termination of the Offering by the Company; (ii) the Company agrees to undertake commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC within one hundred eighty (180) days after such filing; and (iii) if the Company is eligible to incorporate periodic reports by reference into such Registration Statement, and such Registration Statement is declared effective, undertake commercially reasonable efforts to keep the Registration Statement continuously effective, supplemented and amended for a period of one year. Any other provision of this Agreement notwithstanding, the Company shall not be obligated to file or maintain the effectiveness of any registration statement if the Company, in the exercise of its reasonable good faith judgment, determines:

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

         (i) that such registration would have a material adverse effect on the business, prospects, finances or operations of the Company (without regard to the costs directly related to preparing and filing the registration statement); or

         (ii) that such registration would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or because public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material non-public information that it deems advisable not to disclose in a registration statement.

                  b. Number of Registrations. The Company shall be obligated to prepare, file and cause to become effective pursuant to this Section no more than one Registration Statement; provided, however, that the filing of a Registration Statement shall not be deemed to satisfy the Company's obligations hereunder unless it becomes effective and is maintained effective in accordance with the requirements specified in this Section.

                  c. Underwriter's Cutback. If the registration of Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered hereunder would interfere with the successful marketing of a smaller number of such shares of Registrable Securities, the number of shares of Registrable Securities to be included shall be reduced to such smaller number with the participation in such offering to be pro rata among the holders of Registrable Securities (the "Holders") requesting such registration, based upon the number of shares of Registrable Securities owned by such Holders; provided, however, that shares held by officers and directors of the Company shall be subject to reduction prior to any reduction of Registrable Securities. Any shares that are thereby excluded from the offering shall be withheld from the market by the Holders thereof for a period (not to exceed 90 days prior to the effective date and 90 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

                  d. Managing Underwriter. The managing underwriter or underwriters of any underwritten public offering covered by these demand registration rights shall be selected by the Company.

                  e. Black-Out Periods of Investor. The Company shall have the right exercisable on one or more occasions, in addition to its rights set forth in Section 7(a)(i) and (ii), to require upon written notice to the Holders that the Holders not sell any Registrable Securities during the period specified in the notice, provided that such periods do not exceed 180 days in any calendar year, if (i) the Company determines, in its good faith judgment, that such offering would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material non-public information that it deems advisable not to disclose in a registration statement, or (ii) the Registration Statement ceases to be current, provided, however, that the Company shall exercise reasonable efforts to file an amendment to the Registration Statement in order to cause the Registration Statement to become current as soon as practicable.

                  f. Expenses. The cost of the registration of the Registrable Securities will be at the Company's expense, except for the Investor's attorneys fees and underwriting discounts, which shall be borne by the Investor.

                  g. Underwriting Agreement Governs. In the event the terms of this Agreement conflict with the terms of any underwriting agreement in connection with any registration hereunder, the terms of such underwriting agreement shall control but shall not materially impair or reduce Holder's rights as granted in this Section 7.

                  h. Information. If the Investor's Registrable Securities are to be included in any Registration Statement, the Investor shall furnish to the Company such information as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  i. Non-Assignment. The registration rights granted under this Agreement are non-assignable, and shall become null and void with respect to any Registrable Securities transferred other than pursuant to a then-effective Registration Statement, upon such transfer.

                  j. Indemnification.

                  (i) Indemnification by Investor. The Investor agrees to indemnify the Company, each of its directors and officers, each underwriter, if any, of the Registrable Securities, each person or entity who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such holder, each of its officers and directors and each person or entity controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, costs, fees (including reasonable attorney's fees), losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, and its directors, officers, representatives, underwriters and control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished to the Company by the Investor or Investor's representative or agent for inclusion in such registration statement. The Investor's indemnification obligations hereunder are limited to the amount paid by the Investor for the Preferred Shares in this Offering, except in cases of Investor's intentional or willful misconduct.

                  (ii) Indemnification by the Company. The Company agrees to indemnify the Investor against all claims, costs, fees (including reasonable attorney's fees), losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, and its directors, officers, representatives, underwriters and control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action except to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished by the Investor or Investor's representative or agent for inclusion in such registration statement.

                  (iii) Indemnification Procedure. Each party entitled to indemnification under this Section (for the purposes of this Section, the "Indemnified Party") shall give notice to the party required to provide indemnification (for the purposes of this Section, the "Indemnifying Party") after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  k. Contribution. If the indemnification provided for in this
Section 7 is unavailable, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Investor, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and whether a party breached a representation or warranty or covenant or agreement contained in this Agreement. The Company and Investor agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such claim. Notwithstanding the provisions of this paragraph, (i) Investor shall not be required to contribute any amount in excess the amount paid by Investor for Preferred Shares in this Offering, except in cases of Investor's willful or intentional misconduct, and
(ii) the Company shall not be required to contribute any amount in excess the total net proceeds actually received by the Company in connection with the Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  l. Termination. The Company may withdraw the registration statement earlier than the periods prescribed herein (i) if all of the Registrable Securities covered by the Registration Statement are sold, or (ii) such Registrable Securities could be sold pursuant to an exemption from registration including, without limitation, Rule 144 and Rule 144(k), promulgated under the Securities Act, as Rule 144 may be subsequently amended, modified, or supplemented.

         8. Miscellaneous.

                  a. Survival of Warranties. The representations, warranties and covenants of the Investor contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

                  b. Successors and Assigns. This Agreement may not be assigned by any party hereto. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  c. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

                  d. Counterparts; Delivery by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by facsimile.

                  e. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  f. Notices. Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified, by nationwide overnight delivery service or upon deposit with the United States Post Office, by certified mail, return receipt requested and:

                  i. if to the Company, addressed to Reality Wireless Networks, Inc., 4916 Point Fosdick Drive, Suite 102, Gig Harbor, WA 98335 or at such other address as the Company may designate by notice to each of the Investors in accordance with the provisions of this Section; and

                  ii. if to the Investor, at its respective addresses indicated on the signature pages hereof, or at such other addresses as any one or more Investors may designate by notice to the Company in accordance with the provisions of this Section.

                  g. Expenses. Irrespective of whether a Closing is effected, the Company and the Investor shall pay all of its own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  h. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of the Company and a majority in interest of all of the Investors who have subscribed for Preferred Shares in the offering the subject of the Memorandum.

                  i. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded, and this Agreement shall be otherwise enforceable in accordance with its terms.

                  j. Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                  The Company:       REALITY WIRELESS NETWORKS, INC.



                                     By: /s/ Steve Careaga
                                         ------------------------------------
                                         Name:  Steve Careaga
                                         Its:   President





                  The Investor:      Name: /s/ Steve Careaga
                                           ----------------------------------
                                     (if applicable)



                                     By (Signature):
                                                    -------------------------

                                     Name (Print):
                                                    -------------------------

                                     Title (if applicable):
                                                           ------------------

                                     Address for Notices:
                                                           ------------------

                                                           ------------------

                                                           ------------------

                                     Telephone No.:
                                                           ------------------

                                     Facsimile No.:
                                                           ------------------

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